Exhibit 10.3

INTERCREDITOR AGREEMENT
This Intercreditor Agreement (this “Agreement”) is entered this 2nd day of November, 2012, by and among WELLS FARGO CAPITAL FINANCE, LLC, as agent for a syndicate of lenders (“Revolving Agent”), and WELLS FARGO BANK, N.A. (“Term Agent”; together with Revolving Agent, the “Agents”), relative to credit facilities now or hereafter extended to THE DIXIE GROUP, INC., a Tennessee corporation (“Dixie”), CANDLEWICK YARNS, LLC, an Alabama limited liability company (“Candlewick”), FABRICA INTERNATIONAL, INC., a California corporation (“Fabrica”), MASLAND CARPETS, LLC, a Georgia limited liability company (“Masland”; together with Dixie, Candlewick and Fabrica, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and LINEAGE PCR, INC., a Delaware corporation (the “Seller”).
WITNESSETH:
WHEREAS, Agents and the syndicate of lenders represented by them have extended certain credit facilities (the “Agent Loans”) to Borrowers, which are secured by substantially all assets of Borrowers; and
WHEREAS, Seller has agreed to sell to Masland certain real property and equipment located in Calhoun, Georgia, as more particularly described below, and to finance such purchase with a $5,500,000.00 loan (the “Seller Loan”), secured by all real property, improvements and fixtures now or hereafter located on the Seller Real Property (as such term is defined below), and additionally, all personal property purchased by Masland pursuant to such sale; and
WHEREAS, Seller and Agents desire to confirm their respective rights in the collateral securing the Seller Loan and the Agent Loans;
NOW THEREFORE, as inducement for Seller to a) extend the Seller Loan to Masland and b) consent to the lien of Agents with respect to certain personal property of Masland, and as an inducement for Agents to consent to the priority lien of Seller in the property securing the Seller Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Seller Collateral. Masland has conveyed to Seller a first priority security deed interest in and to certain real property commonly known as 200 Fair Street, Calhoun, Georgia, including all premises, buildings, improvements, and fixtures located therein or thereon (collectively, the “Seller Real Property”), and a first priority security interest in all personal property and equipment located on or in the Seller Real Property that has been purchased by Masland from Seller pursuant to the terms of that certain Asset Purchase Agreement (the “APA”) dated as of November 2, 2012 by and between Seller and Masland (collectively, the “Seller Equipment”), all as more particularly described in that certain Deed to Secure Debt, Assignment of Rents and Security Agreement executed by Masland in favor of Seller on or about the same date hereof (the “Instrument”), a true, correct and complete copy of which is attached hereto as “Exhibit A”. The Instrument is in full force and effect and, to the knowledge of Seller, no Borrower or other applicable grantor or mortgagor thereunder is in default of any provision of the Instrument.
2.    Acknowledgments of Relative Lien Priorities.
(a)    The Agents hereby acknowledge and consent to the first priority deed to secure debt conveyance by Masland to Seller with respect to the Seller Real Property. The Agents acknowledge and consent to the recording by the Seller of the Instrument.
(b)    The Agents hereby acknowledge and consent to the first priority lien of the Seller with respect to the Seller Equipment. The Agents consent to the filing by the Seller of such financing statements and other documents as the Seller deems necessary or advisable to create, perfect, or better perfect the Seller's liens on the Seller Equipment.
(c)    The Seller hereby acknowledges and consents to (i) the first priority lien of Revolving Agent on all inventory and other personal property owned by any Borrower and located on the Seller Real Property, excluding all Seller Equipment, the Mini-Kuster (as such term is defined below) and all Seller Consigned Inventory (as such term is defined below) (all such non-excluded inventory and personal property, collectively, the “Calhoun Personal Property Collateral”), and (ii) the second priority lien of Term Agent on such Calhoun Personal Property Collateral. The Seller consents to the filing by the Revolving Agent and the Term Agent of such financing statements and other documents as such Agent deems necessary or advisable to create, perfect, or better perfect such Agent's liens on the Calhoun Personal Property Collateral. As used herein: (x) the “Mini-Kuster” shall mean that certain Mini-Kuster sample dye range equipment leased by Seller to Borrower pursuant to that certain Equipment Lease dated the date of the APA; and (y) “Seller Consigned Inventory” shall mean all inventory owned by Seller or its affiliates that is present at the Seller Real Property as of the date hereof, and all future inventory owned by Seller or its affiliates that is delivered by Seller or its affiliates to a Borrower at the Seller Real Property, in each case for processing or storage by a Borrower on behalf of Seller or its affiliates. For the avoidance of doubt, the parties acknowledge that Seller or its affiliates shall retain title to the Mini-Kuster and Seller Consigned Inventory, and any filing of financing statements with respect to the Mini-Kuster and Seller Consigned Inventory is intended to provide notice of Seller's (or its affiliates') retained title therein.
3.    Disclaimer.
(a)    The Seller does not own or hold, and hereby releases and disclaims, any title, security interest, lien, claim or other interest in any of each Borrower's accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (other than the Seller Equipment and the Mini-Kuster), general intangibles, instruments, inventory (other than Seller Consigned Inventory), investment property, letter-of-credit rights, letters of credit and money (together with the Calhoun Personal Property Collateral, hereinafter referred to as “Personal Property Collateral”). Notwithstanding the above, the term “Personal Property Collateral” as used herein shall not include any interest in the proceeds of any portion of the Property (as that term in defined in the Instrument), including proceeds received with respect to insurance, condemnation or any sale of any portion of the Property, whether such proceeds are held by Borrower or by either Agent, respectively.
(b)    Each of Term Agent and Revolving Agent acknowledges that it does not own or hold, and agrees that it will not take or receive, any title, security interest, lien, claim or other interest in the Seller Real Property, the Seller Equipment, the Seller Consigned Inventory or the Mini-Kuster or any other portion thereof, including the proceeds derived therefrom. Nothing contained herein shall limit in any manner (i) the Agents' rights under Section 6 of this Agreement, or (ii) the Agents' rights to take and receive any title, security interest, lien, claim or other interest in the Seller Real Property or the Seller Equipment or any other portion thereof, including the proceeds derived therefrom, upon Masland's full payment and satisfaction of the Debt (as such term is defined in the Instrument attached hereto as Exhibit A).
4.    Notices to Agents. The Seller shall promptly notify the Agents as provided herein of each of the following events:
(a)    Any legal action which the Seller may commence to foreclose any Borrower's interests in the Seller Real Property or the Seller Equipment, or to appoint a receiver for the Seller Real Property or the Seller Equipment; and
(b)    Any agreement or proposal for any Borrower to voluntarily convey to the Seller title to all or any portion of the Seller Real Property or the Seller Equipment.

All notices to the Agents shall be deemed given when received by Wells Fargo Capital Finance, LLC at 1100 Abernathy Road, Suite 1600, Atlanta, GA 30328 and by Wells Fargo Bank, N.A. at 3100 West End Avenue, Suite 530, Nashville, TN 37023.
5.    Notices to Seller. Each Agent shall promptly notify Seller as provided herein of each of the following events:
(a)    Any legal action which such Agent may commence to levy, sell or foreclose any Borrower's interests in the Calhoun Personal Property Collateral; and
(b)    Any agreement or proposal for any Borrower to voluntarily convey to such Agent title to all or any portion of the Calhoun Personal Property Collateral.

All notices to Seller shall be deemed given when received by Lineage PCR, Inc., 920 Milliken Road M-620, Spartanburg, South Carolina 29303, Attn: Steve Williams.
6.    Agents' Right to Take Possession of Calhoun Personal Property Collateral. Seller hereby grants each Agent the right, upon prior notice and with the reasonable supervision of Seller, to take and remain in non-exclusive possession of the Calhoun Personal Property Collateral at the Seller Real Property for purposes of holding, selling, storing, liquidating, realizing upon or otherwise disposing of the Calhoun Personal Property Collateral, and for related and incidental purposes, for up to ninety (90) days from and after the receipt by such Agent of any notice required under Section 4 hereof or after Seller's receipt of any notice required under Section 5 hereof. For the avoidance of doubt, neither Agent shall be permitted to operate the Calhoun Personal Property Collateral at the Seller Real Property except to the extent necessary to inspect or maintain the Calhoun Personal Property Collateral in connection with the sale or preparation for sale thereof. In the event either Agent exercises such right, the following shall apply:
(a)    Seller and such Agent shall reasonably cooperate with each other in order to effectuate (i) Seller's rights with respect to the Seller Real Property, the Seller Equipment, the Seller Consigned Inventory and the Mini-Kuster, and (ii) such Agent's rights with respect to the Calhoun Personal Property Collateral, which cooperation shall include such Agent's agreement to use commercially reasonable efforts not to disrupt any dyeing activities with respect to Seller Consigned Inventory (it being understood that neither Agent shall be obligated to make funds available to any Borrower to enable it to conduct such activities) or any of Seller's activities for the purposes of holding, processing, manufacturing, selling, using, storing, liquidating, realizing upon or otherwise disposing of the Seller Real Property, the Seller Equipment, the Seller Consigned Inventory and/or the Mini-Kuster, and for related and incidental purposes.
(b)    Such Agent shall promptly replace and repair any damage to the Seller Real Property, the Seller Equipment, the Seller Consigned Inventory and the Mini-Kuster caused by or related to such Agents' entry onto the Seller Real Property or exercise of any remedy with respect to the Calhoun Personal Property Collateral as set forth in this Section 6.
(c)     Provided that Seller has taken possession of the Property and is conducting carpet dyeing operations at the Seller Real Property, at the request and expense of either Agent, Seller shall use its commercially reasonable efforts to dye-process inventory that constitutes Calhoun Personal Property Collateral located at the Seller Real Property at then-prevailing market rates.
7.    Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the substantive laws (other than conflict laws) of the State where the Seller Real Property is located. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. No failure on the part of any party to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. This Agreement expresses completely, exclusively and finally all the agreements, conditions and covenants of the Seller and Agents relative to their recognition of their respective rights in and to the

Seller Real Property, the Seller Equipment, the Seller Consigned Inventory, the Mini-Kuster and the Personal Property Collateral and does not need evidence (written or oral) of prior, contemporaneous or subsequent statements or representations (express or implied) to reflect the intentions of the parties. This Agreement may not be supplemented or modified except in writing. This Agreement does not imply a commitment to lend and shall be binding as long as any Agent holds any title, security interest or lien in any of the Personal Property Collateral, or Seller holds any title, security interest or lien in any of the Seller Real Property or the Seller Equipment or any debt secured thereby is subject to being set aside, recovered, rescinded or required to be returned for any reason. Each Agent hereby acknowledges that neither Agent, respectively, shall have any interest whatsoever in the Seller Consigned Inventory or the Mini-Kuster so long as such items are owned by the Seller. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS DISCLAIMER AND CONSENT.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the below parties as of this 2nd day of November 2012.

LINEAGE PCR, INC., as Seller

By: /s/ Joseph M. Salley
Name: Joseph M. Salley
Title: President

WELLS FARGO CAPITAL FINANCE, LLC, as Revolving Agent

By: /s/ Gary Forlenza
Name: Gary Forlenza
Title: VP

WELLS FARGO BANK, N.A., as Term Agent

By: /s/ Bryan Hulker
Name: Bryan Hulker
Title: SVP